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                               TERM LOAN AGREEMENT

                           Dated: As of June 30, 1998

                                     Between

                         WONDERLAND GREYHOUND PARK, INC.

                                  ("Borrower")

                                       and

                         CENTURY BANK AND TRUST COMPANY

                                   ("Lender ")

                             $5,000,000.00 TERM LOAN

                               SECURED BY PROPERTY

              LOCATED AT 190 V.F.W. PARKWAY, REVERE, MASSACHUSETTS



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                                TABLE OF CONTENTS

                                                                           Page
                                                                           ----

1. BACKGROUND.................................................................1

    1.1 DEFINED TERMS.........................................................1
    1.2 BORROWER..............................................................1
    1.3 LAND AND IMPROVEMENTS; PROPERTY.......................................1
    1.4 USE OF LOAN PROCEEDS..................................................1
    1.5 GUARANTIES AND INDEMNITIES............................................1
    1.6 LOAN..................................................................1

2. LOAN PROVISIONS............................................................1

    2.1 AMOUNT OF LOAN........................................................1
    2.2 TERM OF LOAN; NO EXTENSION RIGHT......................................1
    2.3 INTEREST RATE AND PAYMENT TERMS.......................................2
    2.4 LOAN FEES.............................................................2

2.5 ACCELERATION..............................................................2

3. SECURITY FOR THE LOAN; LOAN AND SECURITY DOCUMENTS.........................2

    3.1 SECURITY..............................................................2
       3.1.1 Mortgage Deed and Security Agreement.............................2
       3.1.2 Assignment of Leases and Rents...................................2
       3.1.3 Collateral Assignment of Contracts, Licenses and Permits.........2
       3.1.4 Guaranty.........................................................2
       3.1.5 Environmental Compliance and Indemnification Agreement...........3
       3.1.6 Other............................................................3

    3.2 LOAN DOCUMENTS AND SECURITY DOCUMENTS.................................3

4. CONTINUING AUTHORITY OF AUTHORIZED REPRESENTATIVES.........................3

5. LENDER'S CONSULTANTS.......................................................3

    5.1 RIGHT TO EMPLOY.......................................................4
    5.2 FUNCTIONS.............................................................4
    5.3 PAYMENT...............................................................4
    5.4 ACCESS................................................................4
    5.5 NO LIABILITY..........................................................4

6. LOAN DISBURSEMENT..........................................................4

    6.1 ADVANCE OF LOAN PROCEEDS..............................................4

7. CONDITIONS PRECEDENT.......................................................4

    7.1 SATISFACTORY LOAN DOCUMENTS...........................................4
    7.2 NO MATERIAL CHANGE....................................................4
    7.3 WARRANTIES AND REPRESENTATIONS ACCURATE...............................5
    7.4 FINANCIALS AND APPRAISALS.............................................5
    7.5 VALIDITY AND SUFFICIENCY OF SECURITY DOCUMENTS........................5
    7.6 NO OTHER LIENS; TAXES AND MUNICIPAL CHARGES CURRENT...................5
    7.7 PROPERTY MATTERS......................................................5
    7.8 COMPLIANCE WITH LAW...................................................5
    7.9 TITLE INSURANCE; OTHER EVIDENCE OF PERFECTION.........................6
    7.10 SURVEY...............................................................6


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    7.11 CONDITION OF PROPERTY................................................6
    7.12 NO TAKINGS...........................................................6
    7.13 INSURANCE............................................................6
    7.14 UTILITIES; WATER; DRAINAGE...........................................6
    7.15 HAZARDOUS WASTE, HAZARDOUS MATERIALS AND TOXIC SUBSTANCES............6
    7.16 ORGANIZATIONAL DOCUMENTS AND ENTITY AGREEMENTS.......................6
    7.17 VOTES, CONSENTS AND AUTHORIZATIONS...................................6
    7.18 LEGAL AND OTHER OPINIONS.............................................6
    7.19 LEASING MATTERS......................................................7

       7.19.1 Lease Approval..................................................7
    7.20 NO DEFAULT...........................................................7

8. WARRANTIES AND REPRESENTATIONS.............................................7

    8.1 FINANCIAL INFORMATION.................................................7
    8.2 NO VIOLATIONS.........................................................7
    8.3 NO LITIGATION.........................................................7
    8.4 LEASES................................................................7
    8.5 COMPLIANCE WITH LEGAL REQUIREMENTS....................................8
    8.6 REQUIRED LICENSES AND PERMITS.........................................8
    8.7 CURB CUTS AND UTILITY CONNECTIONS.....................................8
    8.8 GOOD TITLE AND NO LIENS...............................................8
    8.9 USE OF PROCEEDS.......................................................8
    8.10 ENTITY MATTERS.......................................................8

       8.10.1 Organization....................................................8
       8.10.2 Ownership and Taxpayer Identification Numbers...................9
       8.10.3 Authorization...................................................9

    8.11 VALID AND BINDING....................................................9
    8.12 DEFERRED COMPENSATION AND ERISA......................................9
    8.13 CONDITIONS SATISFIED.................................................9
    8.14 NO MATERIAL CHANGE; NO DEFAULT.......................................9
    8.15 NO BROKER OR FINDER..................................................9
    8.16 BACKGROUND INFORMATION AND CERTIFICATES.............................10
    8.17 GUARANTOR'S WARRANTIES AND REPRESENTATIONS..........................10
    8.18 FOXBORO.............................................................10

9. COVENANTS.................................................................10

    9.1 NOTICES..............................................................10
    9.2 FINANCIAL STATEMENTS AND REPORTS.....................................10

       9.2.1 Annual Statements...............................................10
       9.2.2 Periodic Statements.............................................10
       9.2.3 Data Requested..................................................11
       9.2.4 Tax Returns.....................................................11
       9.2.5 Lease Notices...................................................11
       9.2.6 Pro Forma and Business Plan.....................................11
       9.2.7 Guarantor's Statements..........................................11
       9.2.8 Entity Notices..................................................11

    9.3 PAYMENT OF TAXES AND OTHER OBLIGATIONS...............................11
    9.4 CONDUCT OF BUSINESS; COMPLIANCE WITH LAW.............................11
    9.5 INSURANCE............................................................12
    9.6 RESTRICTIONS ON LIENS, TRANSFERS AND ADDITIONAL DEBT.................12

       9.6.1 Prohibited Transactions.........................................12
       9.6.2 Permitted Transactions..........................................12
       9.6.3 Permitted Transfers.............................................12
       9.6.4 Permitted Additional Debt.......................................13


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       9.6.5 Additional Funds................................................13
       9.6.6 Right To Accelerate Loan........................................13
       9.6.7 Lender's Options................................................13

    9.7 LIMITS ON GUARANTIES AND DISTRIBUTIONS...............................13
       9.7.1 Limits..........................................................13
       9.7.2 Permitted Distributions.........................................13

    9.8 RESTRICTIONS ON INVESTMENTS..........................................14
    9.9 INDEMNIFICATION AGAINST PAYMENT OF BROKERS' FEES.....................14
    9.10 LIMITATIONS ON CERTAIN TRANSACTIONS.................................14

       9.10.1 No Merger or Acquisition.......................................14
       9.10.2 Contracts of a Material or Significant Nature..................14

    9.11 APPROVAL OF MANAGEMENT AND MANAGEMENT CONTRACT......................14
    9.12 DEPOSIT OF PROCEEDS; OTHER BANK ACCOUNTS............................14
    9.13 PLACE FOR RECORDS; INSPECTION.......................................14
    9.14 COSTS AND EXPENSES..................................................15
    9.15 COMPLIANCE WITH LEGAL REQUIREMENTS..................................15
    9.16 INDEMNIFICATION.....................................................15
    9.17 LEASING MATTERS.....................................................16

       9.17.1 Leasing Pro-Forma..............................................16
       9.17.2 Lender's Approval Required.....................................16
       9.17.3 Borrower's Requests............................................16
       9.17.4 Lender Response................................................16
       9.17.5 SNDAs and Estoppels............................................16

    9.18 LOAN TO VALUE RATIO COVENANT........................................16
    9.19 DEBT SERVICE COVERAGE RATIO.........................................16

       9.19.1 Certain Definitions............................................16
       9.19.2 DSC Covenant...................................................17

    9.20 COVENANT REGARDING GUARANTOR........................................18
    9.21 SPECIAL ENVIRONMENTAL COVENANTS.....................................18

10. SPECIAL PROVISIONS.......................................................18

    10.1 RIGHT TO CONTEST....................................................18
       10.1.1 Taxes and Claims by Third Parties..............................18
       10.1.2 Legal Requirements.............................................18

11. EVENTS OF DEFAULT........................................................19

    11.1 DEFAULT AND EVENTS OF DEFAULT.......................................19
       11.1.1 Generally......................................................19
       11.1.2 Note, Mortgage and Other Loan Documents........................19
       11.1.3 Financial Status and Insolvency................................19
       11.1.4 Liens..........................................................20
       11.1.5 Breach of Representation or Warranty...........................20
       11.1.6 Default Under Assigned Contract or Lease.......................20
       11.1.7 Guarantor Default..............................................20

    11.2 GRACE PERIODS AND NOTICE............................................20
       11.2.1 No Notice or Grace Period......................................20
       11.2.2 Nonpayment of Interest and Principal...........................21
       11.2.3 Other Monetary Defaults........................................21
       11.2.4 Nonmonetary Defaults Capable of Cure...........................21

    11.3 CERTAIN LENDER REMEDIES.............................................21
       11.3.1 Accelerate Debt................................................21
       11.3.2 Pursue Remedies................................................21

    11.4 WRITTEN WAIVERS.....................................................21

12. ADDITIONAL REMEDIES OF LENDER............................................22


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    12.1 REMEDIES............................................................22
       12.1.1 Enter and Perform..............................................22
       12.1.2 Discontinue Work...............................................22
       12.1.3 Exercise Rights................................................22
       12.1.4 Other Actions..................................................22

    12.2 REIMBURSEMENT.......................................................22
    12.3 POWER OF ATTORNEY...................................................23

13. SECURITY INTEREST AND SET-OFF............................................23

    13.1 SECURITY INTEREST...................................................23
    13.2 SET-OFF AND DEBIT...................................................23
    13.3 RIGHT TO FREEZE.....................................................23
    13.4 ADDITIONAL RIGHTS...................................................23

14. CASUALTY AND TAKING......................................................23

    14.1 CASUALTY AND OBLIGATION TO REPAIR...................................23
    14.2 ADJUSTMENT OF CLAIMS................................................24
    14.3 PAYMENT AND APPLICATION OF INSURANCE PROCEEDS.......................24
    14.4 CONDITIONS TO RELEASE OF INSURANCE PROCEEDS.........................24
    14.5 TAKING..............................................................25

15. GENERAL PROVISIONS.......................................................25

    15.1 NOTICES.............................................................25
    15.2 LIMITATIONS ON ASSIGNMENT...........................................26
    15.3 FURTHER ASSURANCES..................................................27
    15.4 PARTIES BOUND.......................................................27
    15.5 WAIVERS, EXTENSIONS AND RELEASES....................................27
    15.6 GOVERNING LAW; CONSENT TO JURISDICTION; MUTUAL WAIVER OF JURY TRIAL.27

       15.6.1 Substantial Relationship.......................................27
       15.6.2 Place of Delivery..............................................27
       15.6.3 Governing Law..................................................27
       15.6.4 Consent to Jurisdiction........................................27
       15.6.5 Jury Trial Waiver..............................................27

    15.7 SURVIVAL............................................................28
    15.8 CUMULATIVE RIGHTS...................................................28
    15.9 CLAIMS AGAINST LENDER...............................................28

       15.9.1 Borrower Must Notify...........................................28
       15.9.2 Remedies.......................................................28
       15.9.3 Limitations....................................................29

    15.10 OBLIGATIONS ABSOLUTE...............................................29
    15.11 TABLE OF CONTENTS, TITLE AND HEADINGS..............................29
    15.12 COUNTERPARTS.......................................................29
    15.13 SATISFACTION OF COMMITMENT.........................................29
    15.14 RIGHT TO PARTICIPATE...............................................29
    15.15 TIME OF THE ESSENCE................................................29
    15.16 NO ORAL CHANGE.....................................................29
    15.17 MONTHLY STATEMENTS.................................................30

EXHIBITS.....................................................................31


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                                 LOAN AGREEMENT

     This is an agreement ("Loan Agreement" or "Agreement") made and entered into as of the 30th day of June, 1998, by and between WONDERLAND GREYHOUND PARK, INC., having an address at 190 V.F.W. Parkway, Revere, Massachusetts 02151 ("Borrower") and CENTURY BANK AND TRUST COMPANY, a bank having an address at 400 Mystic Avenue, Medford, Massachusetts 02155 ("Lender").

                                   WITNESSETH:

1.   BACKGROUND.

1.1 DEFINED TERMS. Capitalized terms used in this Agreement are defined either in EXHIBIT A, or in specific sections of this Agreement, or in another Loan Document, as referenced in EXHIBIT A.

1.2 BORROWER. Borrower is a corporation organized under the laws of Massachusetts.

1.3  LAND AND IMPROVEMENTS; PROPERTY. Borrower is the owner of approximately
33.9 acres of land ("Land") located at North Shore Road, V.F.W. Parkway, Revere, Massachusetts and more particularly described in the Mortgage and also shown on the plan entitled "Land Title Plan of Land, Wonderland Park, V.F.W. Highway (Route 1A) North Shore Road, in Revere, Massachusetts (Suffolk County)", dated March 27, 1991 and revised June 26, 1998 ("Survey Plan") prepared by The BSC Group, Inc. ("Surveyor"). The Land is presently improved by, without limitation, a pari-mutuel greyhound racing facility with a one-quarter mile oval sand track, a physical plant consisting of a climate- controlled grandstand and clubhouse, a two-story administrative center, two full-service restaurants, a sports bar and other concession facilities and parking facilities ("Improvements"). The Land and Improvements are collectively called the "Property".

1.4 USE OF LOAN PROCEEDS. Borrower has applied to Lender for a loan of $5,000,000.00 ("Loan") the proceeds of which are to be used to refinance all material existing secured and unsecured loan facilities (as set forth on SCHEDULE 1 attached hereto, except as set forth on SCHEDULE 2), for general working capital purposes and to pay costs and expenses incident to closing the Loan.

1.5 GUARANTIES AND INDEMNITIES. As an inducement to Lender to make the Loan, The Westwood Group, Inc. ("Guarantor") has agreed to furnish certain guaranties and indemnities.

1.6 LOAN. Subject to all of the terms, conditions and provisions of this Agreement, and of the agreements and instruments referred to herein, Lender agrees to make the Loan and Borrower agrees to accept and repay the Loan.

2.   LOAN PROVISIONS.

2.1  AMOUNT OF LOAN. The Loan shall be in the amount of $5,000,000.00.

2.2 TERM OF LOAN; NO EXTENSION RIGHT. The Loan shall be for a term ("Term") commencing on the date hereof and ending on June 30, 2003 ("Maturity Date"). There shall be no extension right.


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2.3  INTEREST RATE AND PAYMENT TERMS. The Loan shall be payable as to interest and principal in accordance with the provisions of the Note. The Note also provides for interest at a Default Rate, Late Charges and prepayment rights and fees.

2.4 LOAN FEES. Borrower shall pay a loan fee in the amount of Fifty Thousand Dollars ($50,000.00), representing one percent (1%) of the amount of the Loan, of which Twenty-Five Thousand Dollars ($25,000.00) has been paid previously, and the balance of Twenty-Five Thousand Dollars ($25,000.00) shall be paid at the closing of the Loan.

2.5 ACCELERATION. The Loan may be accelerated, at the option of Lender, following an Event of Default. Upon such an acceleration, all principal, accrued interest and costs and expenses shall be due and payable together with interest on such principal at the Default Rate and such prepayment premium as may be applicable under the Note.

3.   SECURITY FOR THE LOAN; LOAN AND SECURITY DOCUMENTS.

3.1 SECURITY. The Loan together with interest thereon and all other charges and amounts payable by, and all other obligations of, Borrower and Guarantor to Lender, with respect to the Property, whenever incurred, direct or indirect, absolute or contingent ("Obligations") shall be secured by the following "Security" which Borrower, and Guarantor where applicable, agree to provide and maintain:

     3.1.1 MORTGAGE DEED AND SECURITY AGREEMENT. A first priority mortgage deed and security agreement ("Mortgage") on (i) the Property, (ii) all land, improvements, furniture, fixtures, goods, equipment, and other assets (including, without limitation, accounts, contracts, contract rights, Licenses and Permits (to the extent the same are assignable, and specifically excluding the assignment of racing licenses ), general intangibles, documents and instruments, including all after-acquired property, owned, or in which Borrower has or obtains any interest, in connection with the Property; (iii) all insurance proceeds and other proceeds therefrom, and (iv) all other assets of Borrower whether now owned or hereafter acquired and whether or not related to the Property.

     3.1.2 ASSIGNMENT OF LEASES AND RENTS. A first priority assignment of leases and rents ("Assignment of Leases and Rents") with respect to all leases, subleases and occupancy rights of the Property and all income and profits to be derived from the operation and leasing of the Property.

     3.1.3 COLLATERAL ASSIGNMENT OF CONTRACTS, LICENSES AND PERMITS. A first priority collateral assignment and security agreement ("Assignment of Contracts") with respect to all Licenses and Permits and all contracts, agreements and warranties now owned or hereafter acquired by Borrower and related in any manner to the Property (to the extent the same are assignable, and specifically excluding the assignment of racing licenses).

     3.1.4 GUARANTY. The unconditional, continuing guaranty ("Guaranty") from Guarantor guaranteeing payment of the Loan, and performance of all Borrower's Obligations under the Loan Documents.

     3.1.5 ENVIRONMENTAL COMPLIANCE AND INDEMNIFICATION AGREEMENT. A compliance and indemnification agreement with respect to environmental matters ("Environmental Indemnity") from Borrower and Guarantor (collectively, "Indemnitors").

     3.1.6 OTHER. Lender shall also require Borrower to:

          3.1.6.1. pledge to Lender 125,000 shares of common stock of Back Bay Restaurant Group, Inc. ("BBRG Stock") as more particularly set forth in the Pledge Agreement and Collateral Assignment of even date by Guarantor, as Pledgor, in favor of Lender (the "Stock Pledge"); and

          3.1.6.2. deposit with and pledge to Lender $500,000 of Loan proceeds in the form of a Lender-issued certificate of deposit (rolling six-month maturities) as more particularly set forth in the Cash Collateral and Pledge and Security Agreement of even date by Borrower, as Pledgor, in favor of Lender (the "CD Pledge").

3.2 LOAN DOCUMENTS AND SECURITY DOCUMENTS. The Loan shall be made, evidenced, administered, secured and governed by all of the terms, conditions and provisions of the "Loan Documents", each as the same may be hereafter modified or amended, consisting of: (i) this Loan Agreement; (ii) the $5,000,000.00 promissory note ("Note"); (iii) the Mortgage and related UCC financing statements; (iv) the Assignment of Leases and Rents; (v) the Assignment of Contracts, Licenses and Permits and related UCC financing statements; (vi) the Guaranty from Guarantor; (vii) the Environmental Indemnity from Borrower and Guarantor; and (viii) any other documents, instruments, pledges, depository agreements or other agreements executed to further evidence or secure the Loan.

Each of the Loan Documents listed in items (i) through (vi), inclusive is dated of even date herewith. The Mortgage, Assignment of Leases and Rents, Assignment of Contracts, Licenses and Permits, Environmental Indemnity, various pledge and/or depository agreements and Guaranty are sometimes collectively referred to as the "Security Documents".

4. CONTINUING AUTHORITY OF AUTHORIZED REPRESENTATIVES. Lender is authorized to rely upon the continuing authority of the persons, officers, signatories or agents hereafter designated ("Authorized Representatives") to bind Borrower with respect to all matters pertaining to the Loan and the Loan Documents including, but not limited to, the selection of interest rates. Such authorization may be changed only upon written notice to Lender accompanied by evidence, reasonably satisfactory to Lender, of the authority of the person giving such notice and such notice shall be effective not sooner than five (5) Business Days following receipt thereof by Lender. The present Authorized Representatives are listed on EXHIBIT C. Lender shall have a right of approval, not to be unreasonably withheld or delayed, over the identity of the Authorized Representatives so as to assure Lender that each Authorized Representative is a responsible and senior official of Borrower.

5.   LENDER'S CONSULTANTS.


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


5.1 RIGHT TO EMPLOY. Lender shall have the right to employ after an Event of Default its own personnel, or one or more engineers, architects, builders or other construction specialists, environmental advisors, scientists and accountants, and at any time during the term of the Loan, attorneys, to act as an advisor to Lender in connection with the Loan (each of which shall be a Lender's "Consultant").

5.2 FUNCTIONS. The functions of a Lender's Consultant shall include, without limitation: (i) inspection and physical review of the Property; (ii) review and analysis of any work to be done in connection with the Property; (iii) review and analysis of environmental matters; and (iv) review and analysis of financial and legal matters.

5.3 PAYMENT. The reasonable costs and fees of Lender's Consultants shall be paid by Borrower upon billing therefor.

5.4 ACCESS. Borrower shall provide Lender's Consultants with continuing access to all aspects of the Property and books and records related thereto at reasonable times during the day and upon at least two (2) Business Days' prior written notice to Borrower.

5.5 NO LIABILITY. Except as the same are caused by gross negligence or willful misconduct, neither Lender nor any of its Consultants shall have liability to Borrower, Guarantor, or any third party, on account of: (i) services performed by Lender's Consultant; (ii) any failure or neglect by Lender's Consultant to properly perform services; or (iii) any approval or disapproval of work, plans or other matters. Neither Lender nor Lender's Consultant shall have any obligation regarding proper performance of work related to the Property. Borrower shall have no rights under or relating to any agreement, report, or similar document prepared by any Lender's Consultant for Lender.

6.   LOAN DISBURSEMENT.

6.1 ADVANCE OF LOAN PROCEEDS. Lender shall, subject to compliance with all of the other terms, conditions and provisions of this Agreement, make disbursement of the Loan proceeds entirely at closing subject, HOWEVER, to the requirement that Borrower, contemporaneously with the closing, shall pledge to and deposit with Lender the sum of $500,000.00 as more particularly provided in Section
3.1.6.2 hereof. Lender shall invest such sum in Lender-issued certificates of deposit with rolling six-month maturities.

7. CONDITIONS PRECEDENT. It shall be a condition precedent of Lender's obligation to close and fund the Loan that each of the following conditions precedent be satisfied in full (as determined by Lender in its discretion which discretion shall be exercised in good faith having due regard for the advice of Lender's Consultants), unless specifically waived in writing by Lender at or prior to closing and funding the Loan:

7.1 SATISFACTORY LOAN DOCUMENTS. Each of the Loan Documents and Security Documents shall be satisfactory in form, content and manner of execution and delivery to Lender and its counsel.

7.2 NO MATERIAL CHANGE. No material adverse change shall have occurred in the financial condition, business, affairs, operations or control of Borrower , or Guarantor, since the date of their respective financial statements most recently delivered to Lender.


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


7.3 WARRANTIES AND REPRESENTATIONS ACCURATE. All warranties and representations made by or on behalf of any of Borrower or Guarantor to Lender shall be true, accurate and complete in all material respects and shall not omit any material fact necessary to make the same not misleading.

7.4 FINANCIALS AND APPRAISALS. Lender shall have received and approved: (i) financial statements from Borrower and Guarantor complying with the standards set forth in Section 9.2.; (ii) an appraisal of the Property from an appraiser acceptable to Lender setting forth an appraised value of the Property which results in a Loan to Value Ratio acceptable to Lender (it being understood that the statements and appraisals previously submitted by Borrower to Lender to satisfy these requirements).

7.5 VALIDITY AND SUFFICIENCY OF SECURITY DOCUMENTS. The Mortgage and the other Security Documents shall create a valid and perfected lien on the property described therein ("Collateral") and each of the Security Documents and related UCC filings shall have been duly recorded and filed to the satisfaction of Lender and its counsel.

7.6 NO OTHER LIENS; TAXES AND MUNICIPAL CHARGES CURRENT. The Collateral shall not be subject to any liens or encumbrances, whether inferior or superior to the Loan Documents or the Security Documents, except in respect of: (i) real estate taxes and personal property taxes not yet due and payable; and (ii) Permitted Title Exceptions, if any. All real estate taxes, personal property taxes and other municipal charges relating to any of the Collateral shall be current.

7.7 PROPERTY MATTERS. Lender shall have received and independently approved each of the following: (i) evidence of Licenses and Permits for the Property sufficient to allow the Property to be operated in the ordinary course of business; and (ii) a report satisfactory to Lender, to the effect that the Property is in good repair and safe condition with no structural deficiencies and no material need for repairs or replacements except in the ordinary course of business.

7.8 COMPLIANCE WITH LAW. Lender shall have received and independently approved evidence that:

          (i) PRESENT COMPLIANCE. All real estate and tangible personal property constituting or intended to constitute Collateral for the Loan complies with all applicable Legal Requirements and the provisions of all applicable Licenses and Permits.

          (ii) NO PROHIBITIONS OR VIOLATIONS. There are no applicable Legal Requirements which prohibit or adversely limit the use of the Property for the purposes the same are intended for, nor is there any outstanding and uncured violation of any applicable Legal Requirements.

          (iii) LICENSES AND PERMITS. All Licenses and Permits and private approvals of every nature whatsoever, if any, which are reasonably necessary in order to allow the operation of the Property as contemplated by this Agreement and as needed under applicable Legal Requirements have been duly and finally received with all appeal periods therefrom having elapsed, with no appeal having been taken therefrom, and with no violations existing under the terms thereof.


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


7.9  TITLE INSURANCE; OTHER EVIDENCE OF PERFECTION. Lender shall have received:
(i) a mortgagee's title insurance policy which meets Lender's title insurance requirements previously furnished to Borrower to the reasonable satisfaction of Lender and its counsel; and (ii) such other evidence of the perfection of its security interests as Lender and its counsel may reasonably require.

7.10 SURVEY. Lender shall have received and approved an on-site instrument survey of the Land (updated to 1997) containing a current (updated to present) certification thereon, or on a separate surveyor's certificate, of a Registered Land Surveyor acceptable to Lender which meets Lender's survey requirements previously furnished to Borrower.

7.11 CONDITION OF PROPERTY. There shall have been no material unrepaired or unrestored damage or destruction by fire or otherwise to any of the real or tangible personal property comprising or intended to comprise the Collateral.

7.12 NO TAKINGS. Neither the Property nor any material portion thereof shall have been taken by eminent domain nor shall there be any threat of such a taking.

7.13 INSURANCE. Borrower shall have provided to Lender with respect to the Property and the Collateral evidence of: (i) insurance coverages which meet the property, hazard and other insurance requirements set forth on EXHIBIT D of this Loan Agreement to the satisfaction of Lender; and (ii) downpayment on April 1, 1998 for 25% of the annual premiums for such insurance and payments on May 1, 1998 and June 1, 1998, each for 1/9th of the remaining annual premiums.

7.14 UTILITIES; WATER; DRAINAGE. Lender shall have received reports or a survey showing that sanitary drinking water, sanitary sewer disposal systems, utility and power connections and storm drainage are available as a matter of right and that all Licenses and Permits and contracts therefor have been duly obtained.

7.15 HAZARDOUS WASTE, HAZARDOUS MATERIALS AND TOXIC SUBSTANCES. Lender shall have received, and in its sole discretion approved, satisfactory reports addressed to Lender from acceptable, qualified professionals prepared in accordance with Lender's protocols indicating the acceptability of the environmental risk associated with the Property, addressing the existence of any Hazardous Materials at, or which may affect, the Property and the Property's compliance with Environmental Legal Requirements.

7.16 ORGANIZATIONAL DOCUMENTS AND ENTITY AGREEMENTS. Lender shall have received and approved the charter documents and by-laws of Borrower and Guarantor.

7.17 VOTES, CONSENTS AND AUTHORIZATIONS. Lender shall have received and approved certified copies of all partnership, entity and corporate votes, consents and authorizations as may be reasonably required to evidence authority for: (i) closing the Loan and the transactions contemplated hereby; (ii) providing continuing authorization to designated persons to deal in all respects on behalf of Borrower; and (iii) the execution of all Loan Documents.

7.18 LEGAL AND OTHER OPINIONS. Lender shall have received and approved legal opinion letters from counsel representing Borrower and Guarantor which meet Lender's legal opinion requirements previously furnished to Borrower.

Lender shall also have received from qualified attorneys, engineers, surveyors and architects, such other certificates, opinions, surveys, and other evidence of compliance with each of the conditions herein set forth as Lender may reasonably require.

7.19 LEASING MATTERS.

     7.19.1 LEASE APPROVAL. Lender shall have approved all tenants and leases in effect at the time of closing, and shall have received a satisfactory estoppel certificate and, for recording and filing contemporaneously with the recording and filing of the Mortgage, a subordinated attornment agreement from the tenant in respect of the commuter parking lot on a portion of the Property.

7.20 NO DEFAULT. There shall not be any Default under any of the Loan Documents.

8. WARRANTIES AND REPRESENTATIONS. Borrower warrants and represents to Lender for the express purpose of inducing Lender to enter into this Agreement, to make the Loan, and to otherwise complete all of the transactions contemplated hereby, that as of the date of this Agreement, upon the date the Loan is funded and at all times thereafter until the Loan has been repaid and all Obligations to Lender have been satisfied as follows:

8.1 FINANCIAL INFORMATION. Copies of financial statements, which to the best of Borrower's knowledge are true, accurate and complete in all material respects and have been prepared in accordance with generally accepted accounting principles, have been delivered to Lender and, to the best of Borrower's knowledge, the same fairly present the financial condition of Borrower and Guarantor in all material respects as of the dates thereof and no material and adverse change has occurred in such financial condition since the dates thereof. All financial statements of Borrower and Guarantor hereafter furnished to Lender shall be true, accurate and complete and shall fairly present the financial condition of Borrower and Guarantor as of the dates thereof.

8.2 NO VIOLATIONS. The consummation of the Loan and the subsequent payment and performance of the Obligations evidenced and secured by the Loan Documents shall not constitute a violation of, or conflict with, any law, order, regulation, material contract or agreement or organizational document to which Borrower or Guarantor is a party or by which Borrower or Guarantor, or the property thereof, may be bound.

8.3 NO LITIGATION. There is no material litigation now pending, or to the best of Borrower's knowledge threatened, against Borrower or Guarantor which if adversely decided could materially impair the ability of Borrower or Guarantor to pay and perform its obligations hereunder or under the other Loan Documents. There is no litigation, whether or not material, pending, or to the best of Borrower's knowledge threatened, against Borrower in which the amount in controversy exceeds $25,000.00 which either: (i) is not covered by insurance, or
(ii) has not been previously disclosed to Lender, or is not disclosed to Lender within thirty (30) days of Borrower first having knowledge thereof, together with a written explanation of why such litigation is not material.

8.4 LEASES. True and complete copies of all leases of the Property which are now in effect (and all guaranties thereof) have been delivered to Lender. Such leases have not been further amended or changed in any respect and are in full force and effect, enforceable in accordance with the terms thereof, subject, however, to the terms of the Loan Documents.

8.5 COMPLIANCE WITH LEGAL REQUIREMENTS. Subject to the limitations set forth in the Environmental Indemnity, the Property complies with, and shall continue to comply with, all material Legal Requirements and any and all covenants, conditions, restrictions or other matters which materially affect the Property. All existing floor drains on the Property are connected to the municipal sewer system in compliance with applicable law. There are no underground storage tanks located on the Property.

8.6 REQUIRED LICENSES AND PERMITS. All Licenses and Permits which are reasonably required in order to operate the Property in the usual course of business have been duly and properly obtained, and will remain in full force and effect, and have been, and shall be complied with, in all material respects.

8.7 CURB CUTS AND UTILITY CONNECTIONS. All required curb cuts, utility connections and Licenses and Permits therefor have been duly obtained and are in full force and effect and all utility services as reasonably required for water, gas, electric, telephone, sewer and storm drainage and sanitary waste disposal are and shall be available as a matter of right and to an extent adequate to serve the Property for their intended uses.

8.8 GOOD TITLE AND NO LIENS. Borrower is the lawful owner of the Property and of areas over, under or on which utility or passage easements are required to make use of the Property and parking as contemplated by the Loan Documents, and is and will be the lawful owner of the Property, free and clear of all liens and encumbrances of any nature whatsoever, except for the matters, if any, which are listed as Permitted Title Exceptions in the Mortgage.

8.9 USE OF PROCEEDS. The proceeds of the Loan shall be used solely and exclusively for refinancing all material existing secured and unsecured loan facilities (as set forth in SCHEDULE 1 hereto, except as set forth on SCHEDULE 2 hereto), for general working capital purposes and payment of costs and expenses incurred in connection with the financing provided by the Loan. No portion of the proceeds of the Loan shall be used directly or indirectly, and whether immediately, incidentally or ultimately (i) to purchase or carry any margin stock, or to extend credit to others for the purpose thereof, or to repay or refund indebtedness previously incurred for such purpose, or (ii) for any purpose which would violate or is inconsistent with the provisions of regulations of the Board of Governors of the Federal Reserve System including, without limitation, Regulations G, T, U and X thereof. All material existing secured and secured loan facilities of Borrower and Guarantor are set forth on said SCHEDULE 1.

8.10 ENTITY MATTERS.

     8.10.1 ORGANIZATION. Borrower is a duly organized validly existing corporation in good standing under the laws of Massachusetts and Guarantor is a duly organized validly existing corporation in good standing under the laws of Delaware, and each is duly qualified in the jurisdiction where the Property is situated and in each jurisdiction where the nature of its business is such that qualification is required and has all requisite power and authority to conduct its business and to own its property, as now conducted or owned, and as contemplated by this Loan Agreement.

     8.10.2 OWNERSHIP AND TAXPAYER IDENTIFICATION NUMBERS. All of the stockholders of Borrower, and a description of the ownership interests of Borrower held by the same, are listed in EXHIBIT B and no additional ownership interests, or rights or instruments convertible into such ownership interests, shall be issued, nor shall any ownership change, except for Permitted Transfers. The identity and ownership of any Guarantor which is not a natural person is accurately stated on EXHIBIT B. The taxpayer identification number(s) of Borrower and the Guarantor are accurately stated in EXHIBIT B.

     8.10.3 AUTHORIZATION. All required corporate actions and proceedings have been duly taken so as to authorize the execution and delivery by Borrower and Guarantor of the Loan Documents.

8.11 VALID AND BINDING. Each of the Loan Documents constitute legal, valid and binding obligations of Borrower and, where applicable, Guarantor and Indemnitors each constitute legal, valid and binding obligations of the parties thereto, in accordance with the respective terms thereof, subject to bankruptcy, insolvency and similar laws of general application affecting the rights and remedies of creditors and, with respect to the availability of the remedies of specific enforcement, subject to the discretion of the court before which any proceeding therefor may be brought.

8.12 DEFERRED COMPENSATION AND ERISA. Borrower does not have any pension, profit sharing, stock option, insurance or other arrangement or plan for employees covered by Title IV of the Employment Retirement Security Act of 1974, as now or hereafter amended ("ERISA") except as may be designated to Lender in writing by Borrower from time to time ("ERISA Plan") and no "Reportable Event" as defined in ERISA has occurred and is now continuing with respect to any such ERISA Plan. The granting of the Loan, the performance by Borrower of its obligations under the Loan Documents and Borrower's conducting of its operations do not and will not violate any provisions of ERISA.

8.13 CONDITIONS SATISFIED. Assuming that Lender has approved all matters requiring their approval, all of the conditions precedent to closing and funding the Loan set forth in Section 7 have been satisfied.

8.14 NO MATERIAL CHANGE; NO DEFAULT. There has been no material adverse change in the financial condition, business, affairs or control of Borrower or Guarantor since the date of their respective last financial statements most recently delivered to the Lender in accordance with the requirements of Section
9.2. hereof. No Default exists under any of the Loan Documents. There is no Default on the part of Borrower or Guarantor under this Agreement or any of the other Loan Documents and no event has occurred and is continuing which could constitute a Default under any Loan Document. Borrower has filed all required federal, state and local tax returns and has paid all taxes due pursuant to such returns or any assessments against Borrower or the Property.

8.15 NO BROKER OR FINDER. Neither Borrower, nor Guarantor, nor anyone on behalf thereof, has dealt with any broker, finder or other person or entity who or which may be entitled to a broker's or finder's fee, or other compensation, payable by Lender in connection with this Loan.

8.16 BACKGROUND INFORMATION AND CERTIFICATES. All of the factual information contained or referred to in Section 1 of this Agreement and in the EXHIBITS to this Agreement or the other Loan Documents, and in the certificates and opinions furnished to Lender by or on behalf of Borrower in connection with the Property or the Loan, is true, accurate and complete in all material respects, and omits no material fact necessary to make the same not misleading.

8.17 GUARANTOR'S WARRANTIES AND REPRESENTATIONS. Borrower has no reason to believe that any warranties or representations made in writing by Guarantor to Lender are untrue, incomplete or misleading in any respect.

8.18 FOXBORO. Borrower has no knowledge of any actual or threatened challenge to the $1.2 million creditors' trust agreement in respect of Guarantor and of Foxboro Park, Inc., Foxboro Harness, Inc., and Foxboro Thoroughbred, Inc., each a wholly-owned subsidiary of Guarantor and, accordingly, an affiliate of Borrower.

9. COVENANTS. Borrower covenants and agrees that from the date hereof and so long as any indebtedness remains unpaid hereunder, or any of the Loan or other Obligations remains outstanding, as follows:

9.1 NOTICES. Borrower shall, with reasonable promptness, but in all events within ten (10) days after it has actual knowledge thereof, notify Lender in writing of the occurrence of any act, event or condition which constitutes a Default under any of the Loan Documents. Such notification shall include a written statement of any remedial or curative actions which Borrower proposes to undertake to cure or remedy such Default.

9.2 FINANCIAL STATEMENTS AND REPORTS. Borrower shall furnish or cause to be furnished to Lender from time to time, the following financial statements and reports and other information, all in form, manner of presentation and substance reasonably acceptable to Lender:

     9.2.1 ANNUAL STATEMENTS. By April 1 in each calendar year, audited financial statements of Borrower prepared in accordance with generally accepted accounting principles, or other recognized method of accounting acceptable to Lender, consistent with the financial statements previously delivered to Lender by an independent, certified public accountant acceptable to Lender, such financial statements to include and to be supplemented by such detail and supporting data and schedules as Lender may from time to time reasonably determine (it being understood that prior to a Default and absent any adverse change in respect of Borrower and/or Guarantor, the provision to Lender of 10-Ks, annual audit reports and other reports prepared by Borrower or Guarantor in the ordinary course for its own convenience shall satisfy requirements for delivery of financial statements);

     9.2.2 PERIODIC STATEMENTS. Within forty-five (45) days following the end of each calendar quarter the following, internally prepared by Borrower and certified by Borrower to be true, accurate and complete: (i) an operating statement showing the results of operation for the prior quarter month and on a year-to-date basis for the period just ended and, within ninety (90) days following the end of each calendar year, an operating statement for the year just ended; and (ii) cash flows for the quarter just ended (it being understood that prior to a Default, the provision to Lender of 10-Qs and other reports prepared by Borrower or

     Guarantor in the ordinary course for its own convenience shall satisfy requirements for delivery of financial statements so long as all revenues received on account of commuter parking are clearly identified);

     9.2.3 DATA REQUESTED. Within a reasonable period of time and from time to time such other financial data or information as Lender may reasonably request with respect to the Property or Borrower, including, but not limited to, rent rolls, aged receivables, aged payables, leases, budgets, forecasts, reserves, cash flow projections, physical condition of the Property and pending lease proposals;

     9.2.4 TAX RETURNS. Upon Lender's request, complete copies of all federal and state tax returns and supporting schedules of Borrower and Guarantor;

     9.2.5 LEASE NOTICES. Concurrently with the giving thereof, and within five
     (5) Business Days of receipt thereof, copies of all notices, other than routine correspondence, given or received with respect to the leases to any tenant; and

     9.2.6 PRO FORMA AND BUSINESS PLAN. No later than November 30, 1998 (and November 30 of each successive calendar year), a copy of Borrower's operating, maintenance and capital budgets in respect of the Property and the operating businesses thereon for the next calendar year.

     9.2.7 GUARANTOR'S STATEMENTS. By April 1 in each year, the financial statements and reports required to be furnished by Guarantor as set forth in the Guaranty.

     9.2.8 ENTITY NOTICES. Concurrently with the issuance thereof, copies of all written notices (excluding routine correspondence) given to the stockholders of Borrower.

9.3 PAYMENT OF TAXES AND OTHER OBLIGATIONS. Subject to the right to contest set forth in Section 10.1, Borrower shall duly pay and discharge, or cause to be paid and discharged, before the same shall become overdue, all taxes, assessments and other governmental charges payable by it, or with respect to the Property, as well as all claims or obligations for labor, materials, supplies or services (involving an amount in excess of $10,000.00 in any instance or $25,000.00 in the aggregate) or for borrowed funds in any amount. Borrower shall provide Lender on a quarterly basis with receipted tax bills prior to the date on which real estate tax late penalties would apply. At its option from and after the occurrence of an Event of Default at any time after the Loan Closing, Lender may require monthly escrow deposits for the payment of taxes in an amount equal to 1/12th of the real estate taxes due for each parcel of Land and assessments with respect to the Property in addition to principal and interest payments. Such deposits shall be applied by Bank for the payment of such taxes and assessments. At the Loan Closing, Borrower shall pay Bank a one-time real estate tax service fee of $125.00 per parcel of Land for its five largest parcels.

9.4 CONDUCT OF BUSINESS; COMPLIANCE WITH LAW. Borrower shall engage solely in the ownership and operation of the Property, and will not enter into any new ventures, or undertake any Investments, except as permitted in Section 9.8, or any new business dealings, without Lender's express prior written consent in each instance. Borrower shall operate the Property and conduct its affairs in a lawful manner and in compliance with all Legal Requirements applicable thereto and all provisions of ERISA.

9.5 INSURANCE. Borrower shall at all times maintain in full force and effect the insurance coverages set forth in EXHIBIT D of this Loan Agreement and shall cause Lender to be designated as mortgagee/loss payee/additional insured in accordance with the requirements of EXHIBIT D. All insurance premiums shall be paid in advance pursuant to a payment schedule reasonably satisfactory to Lender.

9.6  RESTRICTIONS ON LIENS, TRANSFERS AND ADDITIONAL DEBT.

     9.6.1 PROHIBITED TRANSACTIONS. Except for Permitted Transactions, Borrower shall not:

          (i) create or incur, or suffer to be created or incurred, or to exist, any encumbrance, mortgage, pledge, lien, charge or other security interest of any kind upon any of its assets of any character whether or not related to the Property, or any portion thereof, whether now owned or hereafter acquired or upon the proceeds or products thereof;

          (ii) create or incur any indebtedness secured by any assets of Borrower for borrowed funds either directly or as a guarantor without the prior written approval of Lender in each instance, which approval may be granted or withheld in Lender's sole and unfettered discretion, except for the Loan and those loan facilities set forth on SCHEDULE 2, PROVIDED, HOWEVER, the promissory note by Borrower in favor of Back Bay Restaurant Group, Inc. in the principal amount of $945,000 shall in all events be recourse only to concessions and liquor licenses;

          (iii) directly or indirectly permit any sale, transfer, exchange, assignment or pledge of or grant of any security interest in any ownership interests in Borrower; or

          (iv) sell, convey, transfer or exchange any of its material assets of any character whether or not related to the Property, or any material portion thereof, whether now owned or hereafter acquired.

     9.6.2 PERMITTED TRANSACTIONS. The term "Permitted Transactions" shall mean Permitted Transfers, Permitted Additional Debt, Permitted Title Exceptions and Approved Leases.

     9.6.3 PERMITTED TRANSFERS. The term "Permitted Transfers" shall mean:

          (i) the Security Documents and other agreements in favor of Lender;

          (ii) transactions, whether outright or as security, for which Lender's prior written consent has been obtained, which consent may be withheld, granted or granted conditionally, subject to such protective and other conditions as Lender may require in its sole and absolute discretion;

          (iii) sales or dispositions in the ordinary course of business of worn, obsolete or damaged items of personal property or fixtures which are suitably replaced; and

          (iv) Sales or transfers to Guarantor of ownership interests in Borrower or dividends to Guarantor so long as Lender is provided with at least ten days' prior written notice.

     9.6.4 PERMITTED ADDITIONAL DEBT. The term "Permitted Additional Debt" shall mean:

          (i) transactions, whether secured or unsecured, for which Lender's prior written consent has been obtained, which consent may be withheld, granted or granted conditionally subject to such protective and other conditions as Lender may require in its sole and absolute discretion;

          (ii) indebtedness incurred in the ordinary course of business for the purchase of goods or services which are payable, without interest, within thirty (30) days of billing; and

          (iii) fully subordinated unsecured loans to or from Guarantor, so long as Borrower provides to Lender contemporaneous written notice thereof.

     9.6.5 ADDITIONAL FUNDS. All funds required for the operation of the Property in excess of those available from ordinary cash flow of the Property shall be provided by Borrower, or its owners, or Guarantor, as additional equity contributions or by Permitted Additional Debt.

     9.6.6 RIGHT TO ACCELERATE LOAN. The Loan shall become due and payable in full, and the Lender shall have the right to accelerate the Loan and declare an Event of Default, at the option of Lender, upon any breach or violation of the provisions of Section 9.6., PROVIDED, HOWEVER, except for a voluntary conveyance (as to which no notice or grace periods shall be applicable), a Default under Section 9.6 shall be subject to the grace or notice period provided in Section 11.2.4.

     9.6.7 LENDER'S OPTIONS. Lender may, at its option, in lieu of accelerating the Loan, and in its sole and absolute discretion, agree to waive compliance with the provisions of this Section 9.6. in any instance upon compliance with such terms and conditions as Lender may impose, including, without limitation, the payment of a material fee and a change in the interest rate and other terms. Except for Permitted Transfers, Lender may grant or withhold, or conditionally grant, its consent to any proposed transfer in its sole and absolute discretion. In the case of a sale or transfer with Lender's prior written consent, or any such Permitted Transfer, the seller or transferor shall remain jointly and severally liable with the purchaser or transferee for all liabilities of Borrower or its owners hereunder.

9.7  LIMITS ON GUARANTIES AND DISTRIBUTIONS.

     9.7.1 LIMITS. Borrower shall not guarantee to anyone other than Lender the obligations of any person or entity. Borrower shall not pay any money or distribute any property (in any form) or to any affiliated entity or related party, except for Permitted Distributions.

     9.7.1 PERMITTED DISTRIBUTIONS. Notwithstanding any contrary provision of this Loan Agreement Borrower shall be permitted in any calendar quarter to distribute to

     Guarantor or other affiliate of Borrower (a) reasonable operating expenses of Guarantor and, (b) prior to an Event of Default, additional amounts without limitation, subject to Borrower having reasonably provided for its own expenses anticipated to be due during said quarter.

9.8  RESTRICTIONS ON INVESTMENTS. Intentionally omitted.

9.9 INDEMNIFICATION AGAINST PAYMENT OF BROKERS' FEES. Borrower agrees to defend, indemnify and save harmless Lender from and against any and all liabilities, damages, penalties, costs, and expenses, relating in any manner to any brokerage or finder's fees in respect of the Loan.

9.10 LIMITATIONS ON CERTAIN TRANSACTIONS. Borrower agrees to the following limitations:

     9.10.1 NO MERGER OR ACQUISITION. Borrower shall not dissolve or liquidate, nor merge or consolidate with or otherwise acquire all or substantially all of the assets of any other entity.

     9.10.2 CONTRACTS OF A MATERIAL OR SIGNIFICANT NATURE. Borrower shall not enter into any merger or consolidation agreements. Except for contracts otherwise complying with this Agreement and contracts incident to the routine operation of the Property such as utilities, insurance and maintenance, Borrower shall not enter into any other contracts, agreements or purchase orders except in the ordinary course of business.

9.11 APPROVAL OF MANAGEMENT AND MANAGEMENT CONTRACT. Intentionally omitted.

9.12 DEPOSIT OF PROCEEDS; OTHER BANK ACCOUNTS. Borrower shall maintain a demand (checking) account with Lender. The following account has been opened for the purpose of creating a depository account for the Property as follows Wonderland Greyhound Park, Inc. Simulcast Outs Account Cash Collateral Account #309489.

Lender is hereby authorized, on or after the due date, to charge such account, or any other deposit account of Borrower at Lender, with the amount of all payments due under this Agreement, the Note or the other Loan Documents. Borrower agrees to have sufficient collected funds in its account at Lender to enable Lender to charge such account for each payment due under the Loan Documents on the due date thereof. The failure of Lender to so charge such account shall not affect or limit Borrower's obligation to make any required payment.

All cash proceeds resulting from the operations of Borrower and of the Property shall be deposited in one or more segregated accounts at Lender..

9.13 PLACE FOR RECORDS; INSPECTION. Borrower shall maintain all of its business records at the address specified at the beginning of this Agreement. Upon reasonable prior notice and at reasonable times during normal business hours Lender shall have the right (through such agents or Consultants as Lender may designate) to examine Borrower's property and make copies of and abstracts from Borrower's books of account, correspondence and other records and to discuss its financial and other affairs with any of its owners and any accountants hired by Borrower, it being agreed that Lender shall use reasonable efforts to not divulge information obtained from such examination to others except in connection with Legal Requirements and in connection with administering the Loan, enforcing its rights and remedies under the Loan Documents and in the conduct, operation and regulation of its banking and lending business (which may include, without limitation, the transfer of the Loan or of participation interests therein). Any transferee of the Loan or any holder of a participation interest in the Loan shall be entitled to deal with such information in the same manner and in connection with any subsequent transfer of its interest in the Loan or of further participation interests therein.

9.14 COSTS AND EXPENSES. Borrower shall pay all reasonable costs and expenses (excluding salaries or wages of full time employees of Lender) reasonably incurred by Lender after a Default in connection with the implementation of the Loan, the administration of the Loan, the enforcement of Lender's rights under the Loan Documents, including, without limitation, reasonable legal fees and disbursements, appraisal fees for up to two updated appraisals of the Property at any time during the term of the Loan (whether or not a Default has occurred), inspection fees, plan review fees, travel costs, fees and out-of-pocket costs of independent engineers and consultants and, after an Event of Default, such additional updated appraisals as Lender deems reasonably necessary. Borrower's obligations to pay such costs and expenses shall include, without limitation, all reasonable attorneys' fees and other costs and expenses reasonably incurred for preparing and conducting litigation or dispute resolution arising from any breach by Borrower or any Guarantor or Indemnitor of any covenant, warranty, representation or agreement under any one or more of the Loan Documents.

9.15 COMPLIANCE WITH LEGAL REQUIREMENTS. Borrower shall comply with all Legal Requirements applicable to the Property, Borrower, or both.

9.16 INDEMNIFICATION. Borrower shall at all times, both before and after repayment of the Loan, at its sole cost and expense defend, indemnify, exonerate and save harmless Lender and all those claiming by, through or under Lender ("Indemnified Party") against and from all damages, losses, liabilities, obligations, penalties, claims, litigation, demands, defenses, judgments, suits, proceedings, costs, disbursements or expenses of any kind whatsoever, including, without limitation, reasonable attorneys' fees and experts' fees and disbursements, which may at any time (including, without limitation, before or after discharge or foreclosure of the Mortgage) be imposed upon, incurred by or asserted or awarded against the Indemnified Party and arising from or out of:

     (i) any Hazardous Materials or any violation of, or failure to comply with, any Environmental Legal Requirements all as more particularly provided for in the Environmental Indemnity with respect to the Property or any other Collateral;

     (ii) any liability for damage to person or property arising out of any violation of any Legal Requirement applicable to the Property, Borrower, or both, or

     (iii) any act, omission, negligence or conduct at the Property, or arising or claimed to have arisen, out of any act, omission, negligence or conduct of Borrower or any contractor, sub-contractor, tenant, occupant or invitee thereof, which is in any way related to the Property.

          Notwithstanding the foregoing, an Indemnified Party shall not be entitled to indemnification in respect of claims arising from acts of its own gross negligence or willful misconduct to the extent that such gross negligence or willful misconduct is determined by the final judgment of a court of competent jurisdiction, not subject to further appeal, in proceedings to which such Indemnified Party is a proper party.

9.17 LEASING MATTERS.

     9.17.1 LEASING PRO-FORMA. Intentionally omitted

     9.17.2 LENDER'S APPROVAL REQUIRED. Borrower shall not modify, amend or terminate existing leases, or enter into new leases, of premises within the Property, except with Lender's prior written consent in each instance, not to be unreasonably withheld. Any lease, or modification or amendment of lease, which has been so approved by Lender, and, if so requested by Lender as to which the tenant has executed an SNDA Agreement, estoppel certificate, or both, acceptable to Lender shall be an "Approved Lease".

     9.17.3 BORROWER'S REQUESTS. Any request by Borrower for an approval from Lender with respect to leasing matters shall be accompanied, at a minimum, by the following: (i) the proposed lease or amendment or modification thereof complete with all applicable schedules and exhibits; (ii) a complete copy of any proposed guaranty; (iii) comprehensive financial information with respect to the proposed tenant, sub-tenant or assignee and, if applicable, the proposed guarantor (as to new leases or amendments or modifications to existing leases involving material economic changes, and as to proposed sub-lets or assignments); (iv) a brief written summary of the proposed permitted uses and a discussion of how such uses relate to other tenancies then existing at the Property; (v) an executive summary of the terms and conditions of the proposed lease, sub-lease or assignment, and, if applicable, the proposed guaranty; and
(vi) an executive summary of the facts and conditions relating to any proposed termination of lease.

     9.17.4 LENDER RESPONSE. Lender shall act on requests from Borrower for any approval under Section 9.17 in a commercially reasonable manner and shall use commercially reasonable efforts to respond to any such request within twenty-five (25) days following Lender's receipt thereof. Lender's response may consist of an approval or disapproval of the request, or a conditional approval thereof subject to specified conditions, or a request for further data or information, or any combination thereof. In order to expedite the processing of requests for such approvals, Borrower agrees to provide Lender with as much advance information as is possible in a commercially reasonable manner in advance of Borrower's formal request for an approval.

     9.17.5 SNDAS AND ESTOPPELS. Lender shall have the right to require each tenant to execute and deliver to Lender a subordination, non-disturbance of possession and attornment agreement ("SNDA Agreement") in form, content and manner of execution acceptable to Lender and, from time to time, an estoppel certificate in form and manner of execution acceptable to Lender.

9.18 LOAN TO VALUE RATIO COVENANT. Intentionally omitted

9.19 DEBT SERVICE COVERAGE RATIO.

     9.19.1 CERTAIN DEFINITIONS.

          (i) "Calculation Date" shall mean the last day of each calendar quarter commencing with September 30, 1998.

          (ii) "Calculation Period" shall mean each successive twelve-(12) month period ending on a Calculation Date.

          (iii) "Debt Service Coverage" shall mean the ratio for the Calculation Period of: (A) the aggregate of Net Operating Income plus depreciation and amortization to (B) Debt Service on the Loan, I.E., NOI + D + A divided by DSL.

          (iv) "Net Operating Income" shall mean all income of Borrower, including without limitation all revenues derived from the ownership, leasing and operation of the Property and the interim investment of accumulated funds before income taxes minus all Operating Expenses.

          (v) "Operating Expenses" shall mean expenditures of all kinds made with respect to the operation of the Property in the normal course of business including, but not limited to, expenditures for taxes, insurance, repairs, replacements, maintenance, management fees, salaries, advertising expenses, professional fees, wages and utility costs, amounts payable with respect to the Property under or with respect to any Permitted Title Exceptions and reasonable additions to, or creations of, reserves for repairs and replacements and for capital expenditures required to comply with Legal Requirements, but expressly excluding: (a) any debt service on the Loan, and (b) expenditures made out of reserves previously created. Any expenditures which in accordance with the accrual basis income tax accounting are depreciated or amortized over a period which exceeds one (1) year shall be treated as an expenditure, for the purposes of the foregoing calculations, ratably over the period of depreciation or amortization.

          (vi) "Debt Service on the Loan" shall mean the actual principal and interest paid or payable under the Loan during the Calculation Period.

     9.19.2 DSC COVENANT. The Debt Service Coverage for each Calculation Period determined on each Calculation Date shall be not less than 1.5:1 (measured quarterly on a rolling four-quarter basis). If such Debt Service Coverage covenant shall not be satisfied on any Calculation Date, Borrower shall prepay a sufficient amount of principal outstanding on the Loan such that if such principal reduction had been made on the first day of the Calculation Period the Debt Service Coverage covenant would have been satisfied. It shall be an Event of Default if Borrower fails to make such a prepayment not later than the first to occur of: (i) thirty (30) days after notice from Lender to Borrower properly requesting the payment, or (ii) if Borrower has failed to give Lender sufficient reports to enable Lender to make the necessary calculations, forty-five (45) days following the applicable Calculation Date.

9.20 COVENANT REGARDING GUARANTOR. Borrower shall use diligent efforts to cause Guarantor to comply with Guarantor covenants as set forth in the Guaranty and the Environmental Indemnity.

9.21 SPECIAL ENVIRONMENTAL COVENANTS. Borrower covenants to perform, and provide Lender with a certification and reasonable evidence of completion of, all of the following on or before September 1, 1998:

     9.21.1. Borrower will ascertain whether the Property is subject to federal and/or state non-contact cooling water discharge permit regulations, and will apply for any permit coverage required.

     9.21.2. Borrower will remediate the area of stained soil near the aboveground storage tank fill port and will implement measures to eliminate future petroleum spills to soil.

     9.21.3. Borrower will berm or close, in compliance with all applicable law, the floor drain in the main transformer vault in order to prevent any release from a transformer from entering the drain.

     9.21.4. Borrower will remove and properly dispose of drums and building waste materials (not including fire-damaged machinery awaiting fire insurance inspection) located outside of building structures.

10.  SPECIAL PROVISIONS.

10.1 RIGHT TO CONTEST.

     10.1.1 TAXES AND CLAIMS BY THIRD PARTIES. Notwithstanding the provisions of
     Section 9.3 which obligate Borrower to pay taxes and other obligations to third parties when due, it is agreed that any tax, assessment, charge, levy, claim or obligation to a third party (expressly excluding an obligation created under the Loan Documents) need not be paid while the validity or amount thereof shall be contested currently, diligently and in good faith by appropriate proceedings and if Borrower shall have adequate unencumbered (except in favor of Lender) cash reserves with respect thereto, and PROVIDED that such contest does not create a default by landlord under any lease assigned to Lender; and PROVIDED, FURTHER, that Borrower shall pay all taxes, assessments, charges, levies or obligations:
     (i) immediately upon the commencement of proceedings to enforce any lien which may have attached as security therefor, unless such proceeding is stayed by proper court order pending the outcome of such contest; and (ii) as to claims for labor, materials or supplies, prior to the imposition of any lien on the Property unless the lien is discharged or bonded as set forth in Section 11.1.4.

     10.1.2 LEGAL REQUIREMENTS. Borrower may contest any claim, demand, levy or assessment under any Legal Requirements by any person or entity if: (i) the contest is based upon a material question of law or fact raised by Borrower in good faith; (ii) Borrower properly commences and thereafter diligently pursues the contest; (iii) the contest will not materially impair the ability to ultimately comply with the contested Legal Requirement should the contest not be successful and the conduct of the contest will not materially interfere with the ability to obligate all tenants under Approved Leases to pay rent without offset; (iv) Borrower demonstrates to Lender's reasonable satisfaction that Borrower has the financial capability to undertake and pay for such contest and any corrective or remedial action then or thereafter reasonably likely to be necessary; (v) if the likely cost of complying with the Legal Requirement in the event the contest is not successfully resolved, as determined in good faith by Lender, is more than $25,000.00, there is no reason to believe that the contest will not be resolved prior to the Maturity Date; (vi) no Event of Default exists; and
     (vii) if the contest relates to an Environmental Legal Requirement, the conditions set forth in the Environmental Indemnity relating to such contests shall be satisfied.

11. EVENTS OF DEFAULT. The following provisions deal with Default, Events of Default, notice, grace and cure periods, and certain rights of Lender following an Event of Default.

11.1 DEFAULT AND EVENTS OF DEFAULT. The term "Default" as used herein or in any of the other Loan Documents shall mean an Event of Default, or any fact or circumstance which constitutes, or upon the lapse of time, or giving of notice, or both, could constitute, an Event of Default. Each of the following events, unless cured within any applicable grace period set forth or referred to below in this Section 11.1., or in Section 11.2., shall constitute an "Event of Default":

     11.1.1 GENERALLY. A default by Borrower in the performance of any term, provision or condition of this Agreement to be performed by Borrower, or a breach, or other failure to satisfy, any other term, provision, condition, covenant or warranty under this Agreement and such default remains uncured beyond any applicable specific grace period provided for in this Agreement, or as set forth in Section 11.2. below;

     11.1.2 NOTE, MORTGAGE AND OTHER LOAN DOCUMENTS. A default by Borrower in the performance of any term or provision of the Note, or of the Mortgage, or of any of the other Loan Documents, or a breach, or other failure to satisfy, any other term, provision, condition or warranty under the Note, the Mortgage or any other Loan Document, and the specific grace period, if any, allowed for the default in question shall have expired without such default having been cured;

     11.1.3 FINANCIAL STATUS AND INSOLVENCY.

          A. Borrower shall: (i) admit in writing its inability to pay its debts generally as they become due; (ii) file a petition in bankruptcy or a petition to take advantage of any insolvency act; (iii) make an assignment for the benefit of creditors; (iv) consent to, or acquiesce in, the appointment of a receiver, liquidator or trustee of itself or of the whole or any substantial part of its properties or assets; (v) file a petition or answer seeking reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under the

     Federal Bankruptcy laws or any other applicable law; (vi) have a court of competent jurisdiction enter an order, judgment or decree appointing a receiver, liquidator or trustee of Borrower, or of the whole or any substantial part of the property or assets of Borrower, and such order, judgment or decree shall remain unvacated or not set aside or unstayed for sixty (60) days; (vii) have a petition filed against it seeking reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under the Federal Bankruptcy laws or any other applicable law and such petition shall remain undismissed for sixty
     (60) days; (viii) have, under the provisions of any other law for the relief or aid of debtors, any court of competent jurisdiction assume custody or control of Borrower or of the whole or any substantial part of its property or assets and such custody or control shall remain unterminated or unstayed for sixty (60) days; (ix) have an attachment or execution levied against any substantial portion of the property of Borrower or against any portion of the Collateral which is not discharged or dissolved by a bond within thirty (30) days; or (x) have any materially adverse change in its financial condition since the date of this Agreement; or

          B. any such event shall occur with respect to any Guarantor, Wonderland Racing Holdings, Inc. or Major Tenant (as hereinafter defined); or

          C. any such event occurs with respect to the tenant occupying the commuter parking lot pursuant to the lease (the "Parking Lot Lease") dated as of June 30, 1998 by and between Borrower, as landlord and Wonderland Parking, Inc. (Major Tenant"), or if there occurs an event of default under the Parking Lot Lease or if the Parking Lot Lease is terminated, or if the Parking Lot Lease is rejected or terminated in any bankruptcy or reorganization proceedings.

     11.1.4 LIENS. A lien for the performance of work, or the supply of materials, or a notice of contract, or an attachment, judgment, execution or levy is filed against the Land or the Improvements and remains unsatisfied or is not discharged or dissolved by a bond (or by cash collateral acceptable to Lender) for a period of thirty (30) days after the filing thereof;

     11.1.5 BREACH OF REPRESENTATION OR WARRANTY. Any material representation or warranty made by Borrower or Guarantor herein or in any other instrument or document relating to the Loan or the Property shall at any time be materially false or misleading, or any warranty shall be materially breached;

     11.1.6 DEFAULT UNDER ASSIGNED CONTRACT OR LEASE. Borrower defaults under any lease of the Property or under any contract assigned to Lender and such default is not cured within the grace period applicable thereto such that the tenant or contracting party obtains the right to terminate the contract or lease or to claim material damages.

     11.1.7 GUARANTOR DEFAULT. A default by Guarantor in the performance of any term or provision of this Agreement or any other Loan Document to which Guarantor is a party, or the breach, or any other failure to satisfy any other term, provision, condition or warranty imposed upon the Guarantor in this Agreement or in any other Loan Document to which Guarantor is a party or by which Guarantor is bound.

11.2 GRACE PERIODS AND NOTICE. As to each of the foregoing events the following provisions relating to grace periods and notice shall apply:

     11.2.1 NO NOTICE OR GRACE PERIOD. There shall be no grace period and no notice provision with respect to the payment of principal at maturity and no grace period and no notice provision with respect to defaults related to the voluntary filing of bankruptcy or reorganization proceedings or an assignment for the benefit of creditors, or with respect to nonmonetary defaults which are not reasonably capable of being cured, or with respect to a breach of warranty or representation under Sections 8.1. (regarding Financial Information), or with respect to breaches under Sections 9.6 (Restrictions on Liens, Transfers and Additional Debt), and 9.7 (Limits on Guaranties and Distributions).

     11.2.2 NONPAYMENT OF INTEREST AND PRINCIPAL. As to the nonpayment of interest, and installments of principal prior to maturity, or as to any payment which is made by an overdraft to Borrower's account which overdraft is not repaid within one (1) day, there shall be a ten (10) day grace period without any requirement of notice from Lender, except that as to a required principal reduction to comply with the Debt Service Coverage Ratio Covenant in Section 9.19, there shall be no grace period except as stated therein.

     11.2.3 OTHER MONETARY DEFAULTS. All other monetary defaults shall have a five (5) day grace period following notice from Lender, or, if shorter, a grace period without notice until five (5) Business Days before the last day on which payment is required to be made in order to avoid: (i) the cancellation or lapse of required insurance, or (ii) a tax sale or the imposition of late charges or penalties in respect of taxes or other municipal charges.

     11.2.4 NONMONETARY DEFAULTS CAPABLE OF CURE. As to nonmonetary defaults which are reasonably capable of being cured or remedied, unless there is a specific shorter or longer grace period provided for in this Loan Agreement or in another Loan Document, there shall be a thirty (30) day grace period following notice from Lender or, if such default would reasonably require more than thirty (30) days to cure or remedy, such longer period of time not to exceed a total of ninety (90) days from Lender's notice as may be reasonably required so long as Borrower shall commence reasonable actions to remedy or cure the default within thirty (30) days following such notice and shall diligently prosecute such curative action to completion within such ninety (90) day period. However, where there is an emergency situation in which there is danger to person or property such curative action shall be commenced as promptly as possible. As to breaches of warranties and representations (other than those related to financial information or construction documents) there shall be a thirty (30) day grace period following notice from Lender.

11.3 CERTAIN LENDER REMEDIES. If an Event of Default shall occur, Lender:

     11.3.1 ACCELERATE DEBT. May declare the indebtedness evidenced by the Note and secured by the Mortgage immediately due and payable (provided that in the case of a voluntary petition in bankruptcy filed by Borrower or (after the expiration of the grace period if any set forth in Section 11.1.3 above) an involuntary petition in bankruptcy filed against Borrower], such acceleration shall be automatic); and

     11.3.2 PURSUE REMEDIES. May pursue any and all remedies provided for hereunder, or under any one or more of the other Loan Documents.

11.4 WRITTEN WAIVERS. If a Default or an Event of Default is waived by Lender, in its sole discretion, pursuant to a specific written instrument executed by an authorized officer of Lender, the Default or Event of Default so waived shall be deemed to have never occurred.

12.  ADDITIONAL REMEDIES OF LENDER.

12.1 REMEDIES. Upon the occurrence of an Event of Default, whether or not the indebtedness evidenced by the Note and secured by the Mortgage shall be due and payable or Lender shall have instituted any foreclosure or other action for the enforcement of the Mortgage or the Note, Lender may, in addition to any other remedies which Lender may have hereunder or under the other Loan Documents, and not in limitation thereof, and in Lender's sole and absolute discretion:

     12.1.1 ENTER AND PERFORM. Enter upon the Property to perform obligations under leases, or to operate, maintain, repair and improve the Property and employ watchmen to protect the Property, all at the risk, cost and expense of Borrower (except to the extent of Lender's gross negligence or willful misconduct),consent to such entry being hereby given by Borrower;

     12.1.2 DISCONTINUE WORK. At any time discontinue any work commenced in respect of the Property or change any course of action undertaken by it and not be bound by any limitations or requirements of time whether set forth herein or otherwise;

     12.1.3 EXERCISE RIGHTS. Exercise the rights of Borrower under any contract or other agreement in any way relating to the Property and take over and use all or any part of the labor, materials, supplies and equipment contracted for by Borrower, whether or not previously incorporated into the realty; and

     12.1.4 OTHER ACTIONS. In connection with any work or action undertaken by Lender pursuant to the provisions of the Loan Documents,

          (i) engage builders, contractors, architects, engineers and others for the purpose of furnishing labor, materials and equipment,

          (ii) pay, settle or compromise all bills or claims which may become liens against the property constituting the Collateral, or which have been or may be incurred in any manner in connection with the Property or for the discharge of liens, encumbrances or defects in the title of the Property or the Collateral,

          (iii) take or refrain from taking such action hereunder as Lender may from time to time determine, and

          (iv) engage marketing and leasing agents and real estate brokers to advertise, lease or sell portions or all of the Property or other Collateral upon such terms and conditions as Lender may in good faith determine.

12.2 REIMBURSEMENT. Borrower shall be liable to Lender for all reasonable sums paid or incurred pursuant to any of the Loan Documents whether the same shall be paid or incurred pursuant to this section or otherwise, and all payments made or liabilities incurred by Lender hereunder of any kind whatsoever shall be paid by Borrower to Lender upon demand with interest at the Default Rate as provided in this Agreement or the Note from the date of payment by Lender to the date of payment to Lender and repayment of such sums with such interest shall be secured by the applicable Security Documents.

12.3 POWER OF ATTORNEY. For the purpose of exercising the rights granted by this
Section 12., as well as any and all other rights and remedies of Lender, Borrower hereby irrevocably constitutes and appoints Lender (or any agent designated by Lender) its true and lawful attorney-in-fact, upon and following any Event of Default, to execute, acknowledge and deliver any instruments and to do and perform any acts permitted hereunder or by law in the name and on behalf of Borrower.

13.  SECURITY INTEREST AND SET-OFF.

13.1 SECURITY INTEREST. Borrower grants to Lender a direct and continuing lien and security interest, as security for all of Borrower's Obligations in and upon all deposits, balances and other sums credited by or due from Lender, or from any affiliate of Lender, to Borrower including, but not limited to, any Cash Collateral pledged to Lender pursuant to any provision of the Loan Documents.

13.2 SET-OFF AND DEBIT. (i) If any payment is not made when due under any of the Loan Documents, after giving regard to applicable grace periods, if any, or (ii) if any Event of Default occurs, or (iii) at any time, whether or not any Default or Event of Default exists in the event any attachment, trustee process, garnishment, or other levy or lien is, or is sought to be, imposed on any property of Borrower; then, in any such event, any such deposits, balances or other sums credited by or due from Lender, or from any such affiliate of Lender, to Borrower may to the fullest extent not prohibited by applicable law at any time or from time to time, without regard to the existence, sufficiency or adequacy of any other collateral, and without notice or compliance with any other condition precedent now or hereafter imposed by statute, rule of law or otherwise, all of which are hereby waived, be set off, debited and appropriated, and applied by Lender against any or all of Borrower's Obligations irrespective of whether demand shall have been made and although such Obligations may be unmatured, in such manner as Lender in its sole and absolute discretion may determine. Within five (5) Business Days of making any such set off, debit or appropriation and application, Lender agrees to notify Borrower thereof, provided the failure to give such notice shall not affect the validity of such set off, debit or appropriation and application.

13.3 RIGHT TO FREEZE. Lender shall also have the right, at its option, upon the occurrence of any event which would entitle Lender to set off or debit as set forth in Section 13.2, to freeze, block or segregate any such deposits, balances and other sums so that Borrower may not access, control or draw upon the same.

13.4 ADDITIONAL RIGHTS. The rights of Lender and each affiliate of Lender under this Section 13. are in addition to, and not in limitation of, other rights and remedies, including other rights of set off, which Lender may have.

14.  CASUALTY AND TAKING.

14.1 CASUALTY AND OBLIGATION TO REPAIR. In the event of any damage or destruction to the Property or the other Collateral by reason of fire or other hazard or casualty (collectively, a "Casualty"), Borrower shall give immediate written notice thereof to Lender and proceed with reasonable diligence, in full compliance with all Legal Requirements and the other requirements of the Loan Documents, to repair, restore, rebuild or replace the affected property (collectively, the "Repair Work").

14.2 ADJUSTMENT OF CLAIMS. All insurance claims shall be adjusted by Borrower, at Borrower's sole cost and expense, but subject to Lender's prior written approval which approval shall not be unreasonably withheld; PROVIDED that if any Event of Default exists under any of the Loan Documents, Lender shall have the right to adjust and compromise such claims without the approval of Borrower.

14.3 PAYMENT AND APPLICATION OF INSURANCE PROCEEDS. All proceeds of insurance shall be paid to Lender and, at Lender's option, be applied to Borrower's Obligations or released, in whole or in part, to pay for the actual cost of repair, restoration, rebuilding or replacement (collectively, "Cost To Repair"). If the Cost To Repair does not exceed $25,000.00, Lender shall release so much of the insurance proceeds as may be required to pay for the actual Cost to Repair in accordance with the provisions of Section 14.4. Notwithstanding the foregoing, Lender shall also release so much of the insurance proceeds as may be required to pay for the actual Cost To Repair if:

          (i) in Lender's good faith judgment such proceeds together with any additional funds as may be deposited with and pledged to Lender are sufficient to pay for the Cost To Repair;

          (ii) in Lender's good faith judgment the Repair Work is likely to be completed prior to the Maturity Date; and

          (iii) no Default exists under the Loan Documents.

14.4 CONDITIONS TO RELEASE OF INSURANCE PROCEEDS. If Lender elects or, in accordance with the foregoing, is required to release insurance proceeds, Lender may impose reasonable conditions on such release which shall include, but not be limited to, the following:

          (i) Prior written approval by Lender, which approval shall not be unreasonably withheld or delayed of plans, specifications, cost estimates, contracts and bonds for the restoration or repair of the loss or damage;

          (ii) Waivers of lien, architect's certificates, contractor's sworn statements and other evidence of costs, payments and completion as Lender may reasonably require;

          (iii) If the Cost To Repair does not exceed $25,000.00, the funds to pay therefor shall be released to Borrower. Otherwise, funds shall be released upon final completion of the Repair Work, unless Borrower requests earlier funding, in which event partial monthly disbursements equal to 90% of the value of the work completed or, if the applicable contract is on a cost plus basis, then 90% of the costs of the work completed if such cost is less than the value thereof shall be made prior to final completion of the repair, restoration or replacement and the balance of the disbursements shall be made upon full completion and the receipt by Lender of satisfactory evidence of payment and release of all liens;

     (iv) Determination by Lender that the undisbursed balance of such proceeds on deposit with Lender, together with additional funds deposited for the purpose, shall be at least sufficient to pay for the remaining Cost To Repair, free and clear of all liens and claims for lien;

     (v) All work to comply with the standards, quality of construction and Legal Requirements applicable to the original construction of the Property; and

     (vi) the absence of any Default under any Loan Documents.

14.5 TAKING. If there is any condemnation for public use of the Property or of any Collateral, the awards on account thereof shall be paid to Lender and shall be applied to Borrower's Obligations, or at Lender's discretion released to Borrower. If, in the case of a partial taking or a temporary taking, in the sole judgment of Lender the effect of such taking is such that there has not been a material and adverse impairment of the viability of the Property or the value of the Collateral, so long as no Default exists Lender shall release awards on account of such taking to Borrower if such awards are sufficient (or amounts sufficient are otherwise made available) to repair or restore the Property to a condition reasonably satisfactory to Lender and such partial or temporary taking shall not be deemed to violate the provisions of Section 9.6.

15.  GENERAL PROVISIONS.

15.1 NOTICES. Any notice or other communication in connection with this Loan Agreement, the Note, the Mortgage, or any of the other Loan Documents, shall be in writing, and (i) deposited in the United States Mail, postage prepaid, by registered or certified mail, or (ii) hand delivered by any commercially recognized courier service or overnight delivery service such as Federal Express, or (iii) sent by facsimile transmission, if a FAX Number is designated below, provided a copy is also sent by first-class mail addressed:

If to Borrower:

BORROWER:         Wonderland Greyhound Park, Inc.
                  190 V.F.W. Parkway
                  Revere, Massachusetts 02151
                  Attn: Mr. Richard Dalton, President
                  FAX No.:  781/284-7895

with copies by regular mail or such hand delivery or facsimile transmission to:

COUNSEL FOR       Hutchins, Wheeler & Ditmar, A Professional Corporation
BORROWER          101 Federal Street
                  Boston, MA  02110
                  Attn:  Francis J. Feeney, Jr., Esquire
                  Fax No.:  617/951-1295

If to Lender:

LENDER:           Century Bank and Trust Company
                  400 Mystic Avenue
                  Medford, Massachusetts 02155
                  Attn: Commercial Real Estate Loan Administration Manager FAX No.: 781/393-4073

with copies by regular mail or such hand delivery or facsimile transmission to:

LENDER'S COUNSEL: Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.
                  One Financial Center
                  Boston, Massachusetts  02111
                  Attn:  David A. Gilbert, Esquire
                  Fax No.:  617/542-2241

If to Guarantor:

GUARANTOR:        The Westwood Group, Inc.
                  190 V.F.W. Parkway
                  Revere, Massachusetts 02151
                  Attn: Mr. Richard Dalton, President
                  FAX No.:  781/284-7895

with copies by regular mail or such hand delivery or facsimile transmission to:

COUNSEL FOR       Hutchins, Wheeler & Ditmar, A Professional Corporation
GUARANTOR:        101 Federal Street
                  Boston, MA  02110
                  Attn:  Francis J. Feeney, Jr., Esquire
                  Fax No.:  617/951-1295

Any such addressee may change its address for such notices to such other address in the United States as such addressee shall have specified by written notice given as set forth above. All periods of notice shall be measured from the deemed date of delivery.

A notice shall be deemed to have been given, delivered and received for the purposes of all Loan Documents upon the earliest of: (i) if sent by such certified or registered mail, on the third Business Day following the date of postmark, or (ii) if hand delivered at the specified address by such courier or overnight delivery service, when so delivered or tendered for delivery during customary business hours on a Business Day, or (iii) if so mailed, on the date of actual receipt as evidenced by the return receipt, or (iv) if so delivered, upon actual receipt, or (v) if facsimile transmission is a permitted means of giving notice, upon receipt as evidenced by confirmation.

15.2 LIMITATIONS ON ASSIGNMENT. Borrower may not assign this Agreement or the monies due thereunder or convey or, except for a Permitted Transaction, encumber the Property or other Collateral or any interest therein without the prior written consent of Lender in each instance.

15.3 FURTHER ASSURANCES. So long as neither Borrower's obligations nor liabilities are thereby expanded or increased, Borrower shall upon request from Lender from time to time execute, seal, acknowledge and deliver such further instruments or documents which Lender may reasonably require to better perfect and confirm its rights and remedies hereunder, under the Note, under the Mortgage and under each of the other Loan Documents.

15.4 PARTIES BOUND. The provisions of this Agreement and of each of the other Loan Documents shall be binding upon and inure to the benefit of Borrower and Lender and their respective successors and assigns, except as otherwise prohibited by this Agreement or any of the other Loan Documents.

This Agreement is a contract by and between Borrower and Lender for their mutual benefit, and no third person shall have any right, claim or interest against either Lender or Borrower by virtue of any provision hereof.

15.5 WAIVERS, EXTENSIONS AND RELEASES. Lender may at any time and from time to time waive any one or more of the conditions contained herein or in any of the other Loan Documents, or extend the time of payment of the Loan, or release portions of the Collateral from the provisions of this Agreement and from the Mortgage or any other Security Document, but any such waiver, extension or release shall be deemed to be made in pursuance and not in modification hereof, and any such waiver in any instance, or under any particular circumstance, shall not be considered a waiver of such condition in any other instance or any other circumstance.

15.6 GOVERNING LAW; CONSENT TO JURISDICTION; MUTUAL WAIVER OF JURY TRIAL.

     15.6.1 SUBSTANTIAL RELATIONSHIP. It is understood and agreed that all of the Loan Documents were negotiated, executed and delivered in the Commonwealth of Massachusetts, which Commonwealth the parties agree has a substantial relationship to the parties and to the underlying transactions embodied by the Loan Documents.

     15.6.2 PLACE OF DELIVERY. Borrower agrees to furnish to Lender at the Lender's office in Medford, Massachusetts all further instruments, certifications and documents to be furnished hereunder.

     15.6.3 GOVERNING LAW. This Agreement and each of the other Loan Documents shall in all respects be governed, construed, applied and enforced in accordance with the internal laws of the Commonwealth of Massachusetts without regard to principles of conflicts of law.

     15.6.4 CONSENT TO JURISDICTION. Borrower hereby consents to personal jurisdiction in any state or Federal court located within the Commonwealth of Massachusetts.

     15.6.5 JURY TRIAL WAIVER. BORROWER AND LENDER MUTUALLY HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE THE RIGHT TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED ON THIS LOAN AGREEMENT, ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS LOAN AGREEMENT OR ANY OTHER LOAN DOCUMENTS CONTEMPLATED TO BE EXECUTED IN CONNECTION HEREWITH, OR ANY COURSE OF CONDUCT,

     COURSE OF DEALINGS, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF ANY PARTY. THIS WAIVER CONSTITUTES A MATERIAL INDUCEMENT FOR BORROWER AND LENDER TO ENTER INTO THE TRANSACTIONS CONTEMPLATED HEREBY.

15.7 SURVIVAL. All representations, warranties, covenants and agreements of Borrower, or Guarantor, herein or in any other Loan Document, or in any notice, certificate, or other paper delivered by or on behalf of Borrower or Guarantor pursuant hereto are significant and shall be deemed to have been relied upon by Lender notwithstanding any investigation made by Lender or on its behalf and shall survive the delivery of the Loan Documents and the making of the Loan and each advance pursuant thereto. No review or approval by Lender, or by its Consultants or representatives, of any plans and specifications, opinion letters, certificates by professionals or other item of any nature shall relieve Borrower or anyone else of any of the obligations, warranties or representations made by or on behalf of Borrower or Guarantor, or any one or more of them, under any one or more of the Loan Documents.

15.8 CUMULATIVE RIGHTS. All of the rights of Lender hereunder and under each of the other Loan Documents and any other agreement now or hereafter executed in connection herewith or therewith, shall be cumulative and may be exercised singly, together, or in such combination as Lender may determine in its sole good faith judgment.

15.9 CLAIMS AGAINST LENDER.

     15.9.1 BORROWER MUST NOTIFY. Lender shall not be in default under this Agreement, or under any other Loan Document, unless a written notice specifically setting forth the claim of Borrower shall have been given to Lender within thirty (30) days after Borrower first had actual knowledge or actual notice of the occurrence of the event which Borrower alleges gave rise to such claim and Lender does not remedy or cure the default, if any there be, with reasonable promptness thereafter. Such actual knowledge or actual notice shall refer to what was actually known by, or expressed in a written notification furnished to, any of the persons or officials referred to in SCHEDULE D as Authorized Representatives or of the Property manager.

     15.9.2 REMEDIES. If it is determined by the final order of a court of competent jurisdiction, which is not subject to further appeal, that Lender has breached any of its obligations under the Loan Documents and has not remedied or cured the same with reasonable promptness following notice thereof, Lender's responsibilities shall be limited to: (i) where the breach consists of the failure to grant consent or give approval in violation of the terms and requirements of a Loan Document, the obligation to grant such consent or give such approval and to pay Borrower's reasonable costs and expenses including, without limitation, reasonable attorneys' fees and disbursements in connection with such court proceedings; and (ii) the case of any such failure to grant such consent or give such approval, or in the case of any other such default by Lender, where it is also so determined that Lender acted in bad faith, or that Lender's default constituted gross negligence or willful misconduct, the payment of any actual, direct, compensatory damages sustained by Borrower as a result thereof plus Borrower's reasonable costs and expenses, including, without limitation, reasonable attorneys' fees and disbursements in connection with such court proceedings.

     15.9.3 LIMITATIONS. In no event, however, shall Lender be liable to Borrower or to Guarantor or anyone else for other damages such as, but not limited to, indirect, speculative or punitive damages whatever the nature of the breach by Lender of its obligations under this Loan Agreement or under any of the other Loan Documents. In no event shall Lender be liable to Borrower or to Guarantor or anyone else unless a written notice specifically setting forth the claim of Borrower shall have been given to Lender within the time period specified above.

15.10 OBLIGATIONS ABSOLUTE. Except to the extent prohibited by applicable law which cannot be waived, the Obligations of Borrower and the obligations of the Guarantor under the Loan Documents shall be joint and several (except, without limiting any provision of the Guaranty, for covenants specifically applicable to the respective parties), absolute, unconditional and irrevocable and shall be paid strictly in accordance with the terms of the Loan Documents under all circumstances whatsoever, including, without limitation, the existence of any claim, set off, defense or other right which Borrower or any Guarantor may have at any time against Lender whether in connection with the Loan or any unrelated transaction.

15.11 TABLE OF CONTENTS, TITLE AND HEADINGS. Any Table of Contents, the titles and the headings of sections are not parts of this Loan Agreement or any other Loan Document and shall not be deemed to affect the meaning or construction of any of their provisions.

15.12 COUNTERPARTS. This Loan Agreement may be executed in several counterparts, each of which when executed and delivered is an original, but all of which together shall constitute one instrument. In making proof of this agreement, it shall not be necessary to produce or account for more than one such counterpart which is executed by the party against whom enforcement of such loan agreement is sought.

15.13 SATISFACTION OF COMMITMENT. The Loan being made pursuant to the terms hereof and of the other Loan Documents is being made in satisfaction of Lender's obligations under the Commitment dated June 12, 1998. The terms, provisions and conditions of this Agreement and the other Loan Documents supersede the provisions of the Commitment.

15.14 RIGHT TO PARTICIPATE. Lender reserves the right to transfer and assign the Loan, or portion thereof, or participation interests therein, but no such transfer or sale of participation interests shall affect or limit the rights and obligations of Lender, Borrower and the Guarantor as set forth in the Loan Agreement. Lender may disclose to, or share with, any actual or prospective transferee or participant all information, including, but not limited to, financial information, in Lender's possession regarding the Loan, Borrower, the Guarantor, or the Property.

15.15 TIME OF THE ESSENCE. Time is of the essence of each provision of this Agreement and each other Loan Document.

15.16 NO ORAL CHANGE. This Loan Agreement and each of the other Loan Documents may only be amended, terminated, extended or otherwise modified by a writing signed by the party against which enforcement is sought (except no such writing shall be required for any party which, pursuant to a specific provision of any Loan Document, is required to be bound by changes without such party's assent). In no event shall any oral agreements, promises, actions, inactions, knowledge, course of conduct, course of dealings or the like be effective to amend, terminate, extend or otherwise modify this Loan Agreement or any of the other Loan Documents.

15.17 MONTHLY STATEMENTS. While Lender may issue invoices or other statements on a monthly or periodic basis (a "Statement"), it is expressly acknowledged and agreed that: (i) the failure of Lender to issue any Statement on one or more occasions shall not affect Borrower's obligations to make payments under the Loan Documents as and when due; (ii) the inaccuracy of any Statement shall not be binding upon Lender and so Borrower shall always remain obligated to pay the full amount(s) required under the Loan Documents as and when due notwithstanding any provision to the contrary contained in any Statement; (iii) all Statements are issued for information purposes only and shall never constitute any type of offer, acceptance, modification, or waiver of the Loan Documents or any of Lender's rights or remedies thereunder; and (iv) in no event shall any Statement serve as the basis for, or a component of, any course of dealing, course of conduct, or trade practice which would modify, alter, or otherwise affect the express written terms of the Loan Documents.

     IN WITNESS WHEREOF this Agreement has been duly executed and delivered as a sealed instrument at Boston, Massachusetts as of this 30th day of June, 1998.

                BORROWER:            WONDERLAND GREYHOUND PARK, INC.

                                     By: /s/ Richard P. Dalton
                                         -------------------------
                                     Name:  Richard P. Dalton
                                     Title: President

                LENDER:              CENTURY BANK AND TRUST COMPANY

                                     By: /s/ John A. Malloy
                                         -------------------------
                                     Name:  John A. Malloy, III
                                     Title: Senior Vice-President

                                    EXHIBITS:
                                    ---------


                                                                         SECTION
                                                                         -------
                                                                       REFERENCE
                                                                       ---------
                                                                          NUMBER
                                                                          ------

EXHIBIT A    -   Definitions                                                 1.1
---------

EXHIBIT B    -   Ownership Interests and Taxpayer Identification Numbers  8.10.2
---------

EXHIBIT C    -   Authorized Representatives                                    4
---------

EXHIBIT D    -   Required Hazard Property                                   7.13
---------        and Other Insurance

SCHEDULE 1   -   All Borrower's Secured and Unsecured Loan Facilities        8.9
----------

SCHEDULE 2   -   All Borrower's Secured and Unsecured Loan Facilities        8.9
----------       to Remain Outstanding after Loan Closing

                           EXHIBIT A TO LOAN AGREEMENT

                                   DEFINITIONS

AGREEMENT as defined in the Preamble.

APPROVED LEASE as defined in Section 9.17.2.

AUTHORIZED REPRESENTATIVES as defined in Section 4. and listed on Schedule D. BORROWER as defined in the Preamble.

BUSINESS DAY shall mean: any day of the year on which offices of Lender are not required or authorized by law to be closed for business in Boston, Massachusetts. If any day on which a payment is due is not a Business Day, then the payment shall be due on the next day following which is a Business Day. Further, if there is no corresponding day for a payment in the given calendar month (i.e., there is no "February 30th"), the payment shall be due on the last Business Day of the calendar month.

CALCULATION DATE as defined in Section 9.19.1(i).

CALCULATION PERIOD as defined in Section 9.19.1(ii).

CASH COLLATERAL as defined in Section 6.3.3(i).

CASUALTY as defined in Section 14.1.

COLLATERAL as defined in Section 7.5.

CONSULTANT as defined in Section 5.1.

COST TO REPAIR as defined in Section 14.3.

DEBT SERVICE COVERAGE as defined in Section 9.19.1.(iii).

DEBT SERVICE ON THE LOAN as defined in Section 9.19.1.(vi).

DEFAULT as defined in Section 11.1.

DOLLARS shall mean lawful money of the United States.

ENVIRONMENTAL INDEMNITY as defined in Section 3.1.5.

ENVIRONMENTAL LEGAL REQUIREMENTS as defined in the Environmental Indemnity.

ERISA AND ERISA PLAN each as defined in Section 8.12.

EVENT OF DEFAULT as defined in Section 11.1.

GUARANTY as defined in Section 3.1.4.

GUARANTOR as defined in Section 1.5.

HAZARDOUS MATERIALS shall mean and include asbestos, flammable materials, explosives, radioactive substances, polychlorinated biphenyls, radioactive substances, other carcinogens, oil and other petroleum products, pollutants or contaminants that could be a detriment to the environment, and any other hazardous or toxic materials, wastes, or substances which are defined, determined or identified as such in any past, present or future federal, state or local laws, rules, codes or regulations, or any judicial or administrative interpretation of such laws, rules, codes or regulations.

IMPROVEMENTS as defined in Section 1.3.

INDEMNIFIED PARTY as defined in Section 9.16.

INDEMNITORS as defined in Section 3.1.5.

INVESTMENT shall mean the acquisition of any real or tangible personal property or of any stock or other security, any loan, advance, bank deposit, money market fund, contribution to capital, extension of credit (except for accounts receivable arising in the ordinary course of business and payable in accordance with customary terms), or purchase or commitment or option to purchase or otherwise acquire real estate or tangible personal property or stock or other securities of any party or any part of the business or assets comprising such business, or any part thereof.

LAND as defined in Section 1.3.

LEGAL REQUIREMENTS shall mean all applicable federal, state, county and local laws, by-laws, rules, regulations, codes and ordinances, and the requirements of any governmental agency or authority having or claiming jurisdiction with respect thereto, including, but not limited to, those applicable to zoning, subdivision, building, health, fire, safety, sanitation, the protection of the handicapped, and environmental matters and shall also include all orders and directives of any court, governmental agency or authority having or claiming jurisdiction with respect thereto. LENDER as defined in the Preamble.

LICENSES AND PERMITS shall mean all licenses (but specifically excluding racing licenses relating to the Property), permits, authorizations and agreements issued by or agreed to by any governmental authority, or by a private party pursuant to a Permitted Title Exception, and including, but not limited to, building permits, occupancy permits and such special permits, variances and other relief as may be required pursuant to Legal Requirements which may be applicable to the Property or the Property.

LOAN as defined in Section 1.4.

LOAN AGREEMENT as defined in the Preamble.

LOAN DOCUMENTS as defined in Section 3.2.

MAI shall mean Member of the Appraisers Institute.

MAJOR TENANT as defined in Section 11.1.3.C.

MATURITY shall mean the Maturity Date, or in any instance, upon acceleration of the Loan, if the Loan has been accelerated by Lender upon an Event of Default.

MATURITY DATE as defined in Section 2.2.

MORTGAGE as defined in Section 3.1.1.

NOTE as defined in Section 3.2.

OBLIGATIONS as defined in Section 3.1

PERMITTED ADDITIONAL DEBT as defined in Section 9.6.4.

PERMITTED DISTRIBUTIONS as defined in Section 9.7.2.

PERMITTED TITLE EXCEPTIONS as defined in Exhibit B to the Mortgage.

PERMITTED TRANSACTIONS as defined in Section 9.6.2.

PERMITTED TRANSFERS as defined in Section 9.6.3.

PLEDGE AND SECURITY AGREEMENT as defined in Section 6.3.3.(ii).

PREPAYMENT PREMIUM OR "PREPAYMENT PREMIUM" as defined in the Note.

PRIME RATE as defined in the Note.

PROPERTY as defined in Section 1.3.

REPAIR WORK as defined in Section 14.1.

REPORTABLE EVENT as defined in Section 8.12.

REGISTERED LAND SURVEYOR shall mean a land surveyor or engineer licensed as such in the jurisdiction where the Property is situated.

SECURITY as defined in Section 3.1.

SECURITY DOCUMENTS as defined in Section 3.2.

STATEMENT as defined in Section 15.17.

SNDA AGREEMENT as defined in Section 9.17.5.

SURVEYOR AND SURVEY PLAN each as defined in Section 1.3.

TERM as defined in Section 2.2.

UCC means the Uniform Commercial Code in effect in the Commonwealth of Massachusetts.

                           EXHIBIT B TO LOAN AGREEMENT

             OWNERSHIP INTERESTS AND TAXPAYER IDENTIFICATION NUMBERS

WONDERLAND GREYHOUND PARK, INC. - 04-2812729

A Massachusetts corporation 100% wholly owned by Westwood Racing Holdings Corp.

WESTWOOD RACING HOLDINGS CORP. - 04-3071627

A Massachusetts corporation 100% wholly owned by The Westwood Group, Inc., a Delaware corporation

THE WESTWOOD GROUP, INC. - 04-1983910

                          EXHIBIT C TO LOAN AGREEMENT

                           AUTHORIZED REPRESENTATIVES

Richard P. Dalton and A. Paul Sarkis
-------------------------------END  OF PAGE------------------------------------

EXHIBIT D TO LOAN AGREEMENT

          REQUIRED PROPERTY, HAZARD AND OTHER INSURANCE

          (a) Borrower shall procure and maintain, or cause to be procured and maintained, functional replacement cost coverage insurance policies (non-reporting type), including extended coverage, collapse and demolition, in an amount not less than the amount of the Loan, and such other hazard insurance as Lender may require with respect to the Property, as well as comprehensive general liability and workmen's compensation insurance in amounts satisfactory to Lender, and business interruption insurance in the amount of $1,000,000.00, such business interruption insurance to be renewable on an annual basis. All policies shall contain acceptable standard mortgagee clauses in favor of Lender, shall be in an amount sufficient to satisfy any applicable co-insurance provisions and shall provide that the interest of Lender shall not be affected by any breach or violation thereof by Borrower. As provided by the Loan Agreement, the certification by the surveyor shall also include a determination as to whether the Land lies within a federally designated flood hazard area, and if so indicated, Borrower shall be required to have flood insurance in the amount of $500,000.00 and naming Lender as loss payee.

          (b) All insurance referred to in this Loan Agreement and/or exhibit shall be in such amounts and form, shall include such coverages, endorsements and deductibles, and shall be issued by such insurers as shall be approved by Lender, and shall contain the written agreement of the insurer to give Lender thirty (30) days prior written notice of cancellation, nonrenewal, modification or expiration. Duplicate originals or certified copies of the insurance required by this paragraph 6 (together with proof of payment of premiums) shall be delivered to Lender at least eight (8) days prior to the Loan Closing. Thereafter, Borrower is to provide Lender with proof of payment of annual premiums prior to the original due date thereof.

     In furtherance of the foregoing, the following shall apply to the extent not inconsistent:

     An actual insurance policy or certified copy thereof, or a binder, certificate of insurance, or other evidence of property coverage in the form of Acord 27 (Evidence of Property Coverage), Acord 25 (Certificate of Insurance), or a 30-day binder in form acceptable to Lender with an unconditional undertaking to deliver the policy or a certified copy within thirty (30) days, shall be delivered at closing of the Loan.

     Flood insurance shall be provided if the property or the collateral is located in a flood prone, flood risk or flood hazard area as designated pursuant to the Federal Flood Disaster Protection Act of 1973, as amended, and the Regulations thereunder, or if otherwise reasonably required by Lender.

     Lender shall be named as first mortgagee on policies of all- risk-type insurance on the Property, as loss payee on the Collateral and its contents, and as first mortgagee on rent-loss or business interruption coverages related thereto.

     Except with respect to public liability insurance, as to which Lender shall be named as an additional insured with respect to the Property or the Collateral, all other required insurance coverages shall have a so-called "Mortgagee's endorsement" or "Lender's loss-payable endorsement" which shall provide in substance as follows:

     A. Loss or damage, if any, under the policy shall be paid to Lender and its successors and assigns ("Lender") in whatever form or capacity its interest may appear and whether said interest be vested in said Lender in its individual or in its disclosed or undisclosed fiduciary or representative capacity, or otherwise, or vested in a nominee or trustee of said Lender.

     B. The insurance under the policy, or under any rider or endorsement attached thereto, as to the interest only of Lender, its successors and assigns, shall not be invalidated nor suspended:

          (a) by any error, omission or change respecting the ownership, description, possession or location of the subject of the insurance or the interests therein or the title thereto; or

          (b) by the commencement of foreclosure or similar proceedings or the giving of notice of sale of any of the property covered by the policy by virtue of any mortgage, deed of trust, or security interest; or

          (c) by any breach of warranty, act, omission, neglect, or noncompliance with any provisions of the policy by the named insured, or any one else, whether before or after a loss, which under the provisions of the policy of insurance, would invalidate or suspend the insurance as to the named insured, excluding, however, any acts or omissions of Lender while exercising active control and management of the insured property.

     C. Insurer shall provide Lender with not less than thirty (30) days' prior written notice of cancellation of the policy (for non-payment or any other reason) or of the non-renewal thereof.

     D. The insurer reserves the right to cancel the policy at any time, but only as provided by its terms. However, in such case this policy shall continue in force for the benefit of Lender for thirty (30) days after written notice of such cancellation is received by Lender and shall then cease.

     E. Should legal title to and beneficial ownership of any of the property covered under the policy become vested in Lender or its agents, successors or assigns, insurance under the policy shall continue for the term thereof for the benefit of Lender.

     F. All notices herein provided to be given by the insurer to Lender in connection with this policy and Lender's loss payable endorsement shall be mailed to or delivered to Lender by certified or registered mail, return receipt requested, c/o the address for Lender set forth in Section 15.1 of the Loan Agreement to which this exhibit is attached.

                          SCHEDULE 1 TO LOAN AGREEMENT

                      BORROWER'S MATERIAL EXISTING SECURED
                          AND UNSECURED LOAN FACILITIES

1.   BBRG Promissory Note - Total outstanding at 6/30/98: $970,000;

2.   Autotote obligation- Total outstanding at 6/30/98: $1,000,000;

3.   Hutchins, Wheeler & Ditmar obligation - Total outstanding at 6/30/98:
     $1,539,624.64; and

4. First Trade Union Bank in respect of obligations of The Westwood Group, Inc. and Wonderland Racing Holdings, Inc - Total outstanding at 6/30/98:
     $3,720,365.24 ($1,464,495.26 and $2,255,869.98, respectively).

5. Other loan facilities shown in Borrower's most recent financial statements previously delivered to Lender or disclosed in previous written communications from Borrower to Lender.

                          SCHEDULE 2 TO LOAN AGREEMENT

               BORROWER'S MATERIAL EXISTING SECURED AND UNSECURED
            LOAN FACILITIES TO REMAIN OUTSTANDING AFTER LOAN CLOSING

1.   BBRG Promissory Note as set forth in Schedule 1;

2.   Autotote obligation as set forth in Schedule 1; and

3.   Hutchins, Wheeler & Ditmar obligation as set forth in Schedule 1.